EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Amendment No. 1 to the registration statement of Innkeepers USA Trust on Form S-3 of our report dated February 20, 1998 on our audits of the consolidated financial statements of Innkeepers USA Trust as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997, our report dated March 23, 1998 on our audit of the financial statement schedule of Innkeepers USA Trust as of December 31, 1997, and our report dated March 23, 1998 on our audits of the combined financial statements of JF Hotel, Inc. as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997 which reports are included, or incorporated by reference, in Innkeepers USA Trust's 1997 Annual Report on Form 10-K incorporated by reference herein; and the incorporation by reference of our report dated July 3, 1997 on our audits of the combined financial statements of the Summerfield Acquisition Hotels as of January 3, 1997 and for the fiscal year then ended which report is included in Innkeepers USA Trust's Form 8-K filed on July 18, 1997 incorporated by reference herein. We also consent to the reference to our firm under the caption "Experts."


                                                PricewaterhouseCoopers LLP


Dallas, Texas
August 27, 1998